UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 24, 2007

Buckeye GP Holdings L.P.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32963	11-3776228
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 24, 2007, Buckeye Partners, L.P. (“Buckeye”) issued a press release announcing its agreement to acquire all of the limited liability company membership interests in Lodi Gas Storage, L.L.C. (“LGS”), which owns and operates a natural gas storage facility located near Lodi, California, and an expansion facility, known as Kirby Hills, located approximately 45 miles west of the Lodi facility in northern California.

Buckeye GP Holdings L.P. (“BGH”) owns Buckeye GP LLC, the general partner of Buckeye, and 100 percent of the incentive distribution rights in Buckeye.  BGH also owns the general partnership interests in certain of the operating subsidiaries of Buckeye.

The press release is attached hereto as Exhibit 99.1.  The information furnished in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Buckeye Partners, L.P. issued July 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE GP HOLDINGS L.P.

	By:	MAINLINE MANAGEMENT LLC,
its General Partner

		By:	STEPHEN C. MUTHER
Stephen C. Muther
Executive Vice President, Administration,
and Legal Affairs

Dated: July 24, 2007

Exhibit Index

Exhibit

99.1	Press release of Buckeye Partners, L.P. issued July 24, 2007.